===============================================================================
                          Partnership of:

[DALE MATHESON            Robert J Burkart, Inc.      James F Carr-Hilton, Ltd.
[CARR-HILTON LABONTE      Alvin F Dale, Ltd.          Peter J Donaldson, Inc.
--------------------      Wilfred A. Jacobson, Inc.   Reginald J. LaBonte, Ltd.
                          Robert J Matheson, Inc.     Rakesh I. Patel, Inc.
                          Fraser G Ross, Ltd.         Brian A. Shaw, Inc.
                          Anthony L. Soda, Inc.




August 11, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Fitness Xpress Software Inc. - Form SB-2 Registration Statement


Dear Sirs:

As independent chartered accountants, we hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Fitness Xpress Software Inc., dated August 9, 2006 and thereafter (the "Registration Statement"), of the following:

o    Our report to the  Stockholders  and Board of Directors  of Fitness  Xpress
     Software Inc. dated June 12, 2006 on the financial statements of the Company as at April 30, 2006 and for the period from February 10, 2006 (inception) to April 30, 2006.


In addition, we also consent to the reference to our firm included under the heading "Experts" in the Registration Statement.


Yours truly,

"Dale Matheson Carr-Hilton LaBonte"

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada




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